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                                                                   EXHIBIT 10.11

                        LICENSE & LOCALIZATION AGREEMENT

AGREEMENT made as of July , 2003 by and between Index Corporation, located at Carrot Tower 13th Floor 4-1-1, Taishido, Setagaya-ku., Tokyo 154-0004 Japan ("Owner"), and Linktone Limited, Harbour Ring Plaza, 6th Floor, 18 XI Zang Zhang Road, Shanghai, 200001, PRC, a company incorporated under the law of and having its registered office at ("Licensee").

         IN CONSIDERATION of the following mutual covenants, conditions and promises, the parties agree as follows:

SECTION 1. PURPOSE OF AGREEMENT

         Owner owns or controls certain computerized software and its monthly updating versions and programs providing continuously updated contents mentioned in the Annex I ("Owner's Game") to be modified from time to time if necessary in Japanese text originally designed for DoJa capable mobile platform in Japan (the "Original Software"). Either directly or by way of license, Owner has all right, title, ownership and interest, including copyright, in the Original Software. Licensee does the business of the marketing and development of computerized products for mobile platform for the cellular phone market in China (the "Licensed Platform"). Licensee desires to develop a translated and localized version of the textual content of the Software in China for commercial publication on the Licensed platform (the "Localized Product") throughout The People's Republic of China (the "Territory"). This Agreement provides the terms by which Owner authorizes Licensee to undertake that effort.

SECTION 2. GRANT OF RIGHTS

         Owner grants Licensee the non-exclusive right to distribute the Localized Product, but only in the Territory, for the subscribers of the Licensed Platforms and during the Term (defined below). Licensee shall start distribution of the Localized Product on the Licensed Platforms within six (6) months after Owner's approval of the localized version.

SECTION 3. RIGHTS RESERVED TO OWNER

         All rights not expressly granted to Licensee in Section 2 are specifically reserved to Owner. Licensee agrees and acknowledges that nothing in this Agreement gives or otherwise vests any right, title or interest in and to the Original Software or other proprietary rights other than those expressly licensed or granted hereunder.

SECTION 4. WARRANTIES; INDEMNITIES

         (a) Owner's Warranties. Owner warrants that: (i) it is free to enter into and perform this Agreement and is not and shall not be under any disability or restriction, contractual or otherwise, with respect to the commitments made by it under this Agreement; (ii) it has the authority to grant Licensee the rights identified in Section 2 of this Agreement to commercially exploit the Localized Product in the Territory; (iii) to the best knowledge of Owner, none of the Original Software, its contents or Licensee's distribution of the Localized Product shall interfere or infringe under common law or statutory law with any of the rights of any other party, including without limitation, contract rights, copyrights and right of privacy; (iv) all the creative

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elements in and to the Original Software has been paid for or otherwise cleared;
and (v) the Original Software delivered by Owner to Licensee under this Agreement shall be free of all liens, encumbrances and the claims of any other party during the Term.

         (b) Owner's Indemnity. Owner further agrees to indemnify, save and hold Licensee harmless from any liability, costs, expenses, attorneys' fees, losses or damages, arising out of or connected with any claim relating to the Original Software by any third party that is reduced to final judgment arbitration award or settled, with Owner's consent not to be unreasonably withheld, and that is inconsistent with any of the warranties or representations made by Owner in this Agreement. Owner will reimburse Licensee on demand for any payment made by Licensee arising out of the foregoing indemnity.

         (c) Licensee's Warranties. Licensee warrants that: (i) it is free to enter into and perform this Agreement and is not and shall not be under any restriction, contractual or otherwise, with respect to the commitments made by it under this Agreement; (ii) it will not do anything to interfere with Owner's rights relating to the Original Software under this Agreement; (iii) it has and will maintain during the Term a valid license or permit from the government or other body to conduct the business using the Localized Product as contemplated herein, if such license or permit is necessary in the Territory and (iv) it will not encumber or cause liens or other claims to be made against the Original Software.

         (d) Licensee's Indemnity. Licensee further agrees to indemnify, save and hold Owner harmless from any costs, expenses, attorneys' fees, losses or damages, (i) arising out of the distribution of the Localized Product in the Territory, including but not limited to, any product liability or strict liability claim (other than those arising out of Owner's breach of its representations or warranties), or (ii) arising out of or connected with any claim by any third party that is reduced to final judgment arbitration award or settled, with Licensee's consent not to be unreasonably withheld, and that is inconsistent with any of the warranties or representations made by Licensee in this Agreement. Licensee will reimburse Owner on demand for any payment made by Owner arising out of the foregoing indemnity.

SECTION 5. PROPRIETARY NOTICES

         Upon Owner's request, Licensee will cause Owner's name and trademark to be shown on the prominent place of the Localized Products that may be distributed by Licensee. But, if Carrier denies it, Licensee can service the product without Owner's name and trademark.

SECTION 6. LOCALIZATION

         (a) Owner hereby authorizes Licensee to make a local version of the Software in the Licensed Language in accordance herewith with minor adaptations as deemed commercially necessary by Licensee for distribution in the Territory. The ownership of such Localized Product (i.e., copyright in the test translation in the Licensed Language) in the Territory shall belong to Licensee. For the avoidance of doubt, the foregoing does not mean that Licensee is entitled to distribute or otherwise exploit the Localized Product in any territory outside of the Territory or beyond the Term without the written consent of Owner and it is expressly

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understood that Licensee will have absolutely no right at all to exploit the
Localized Product in any manner unless expressly granted under this Agreement.

         (b) For the localization, Owner agrees to loan to Licensee, upon Licensee's expense, the following materials of the Original Software (the "Development Materials"), provided that Licensee shall not duplicate such materials and shall return the Development Materials within reasonable time upon its expense when the localization work is done: The localized materials made by Licensee shall be supplied to Owner upon completion of development. Owner shall hold the right to distribute the same in territories other than the Territory.

                    Source Codes of Programming
                    GIF Image data
                    Sound file

         (c) To conduct the localization, Licensee shall prepare the following materials at its expense.

                  Content Servers
                  Internet Circuit
                  Translation of the programming for Wireless Programming Translation from Japanese to Simplified Chinese and/or English BMP Image Data

SECTION 7. ROYALTIES

         Licensee agree to pay the following fees/royalties to Owner:

         (a) Royalty. From the first quarter that Licensee starts the distribution of the Localized Product in the Territory, Licensee will make quarterly payment to Owner certain percentage of the net receipts that Licensee receives from the distribution of the Localized Product. Percentage shall be defined as per scope of work as mentioned here below. "Net receipts" for the purpose of computing royalties under this sub graph, means the exactly received amount of revenue after deduction of value-added tax if any.

VM Type                       Revenue Share Rate (Owner : Licensee)
-------                       -------------------------------------
MIDP                          50% : 50%
Preinstalled Game             40% : 60%

         (b) Subscription Price. Licensee shall consult with Owner a subscription price of the Localized Product.

         (c) Exchange. All the sums remitted to Owner shall be in Japanese Yen. In case percentage royalties are paid, the exchange rate will be the one adopted by "Chinese Exchange Market" as of the due date of such royalties. Licensee has to use the rate of "Chinese Exchange Market".

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         (d)      Withholding Tax. If any withholding taxes are imposed on Owner on account of any payments to be made by Licensee to Owner hereunder under the Chinese laws in compliance with the Tax Treaty between China and Japan, Licensee may deduct such taxes from such payments to Owner only to the extent Licensee may be required and allowed to do so pursuant to such Tax Treaty provided that:
(a) Licensee shall pay such taxes deducted timely and properly to the competent China taxation offices, (b) Licensee shall provide to Owner the official certificates or other evidences of Licensee's tax payment issued by such China taxation offices enough to support Owner's claim for tax credit in respect of such taxes so deducted and paid by Licensee, and (c) that in addition to any and all legal (and equitable) rights and remedies available to Owner, Licensee shall indemnify Owner for any disallowed foreign tax credits, including any interest and penalties associated with such disallowed foreign tax credits, attributable to licensee's failure to timely provide the documentation required hereunder and otherwise comply with the provisions of this Section.

SECTION 8. ADDITIONAL RESTRICTIONS AND AGREEMENTS

         (a) Promotional Plan. Licensee will exercise its best efforts to promote, market and sell the Licensed Products in the Territory.

         (b) Coupling. Licensee will not, without Owner's prior written consent, couple or bundle the Localized Products with other services or products.

         (c) Non-Competition. During the term of this Agreement, Owner shall not license the right to republish, market, promote, sell or otherwise distribute the Original Software in the Territory to any third party. In addition, Owner shall not grant the right to develop, publish, market, promote, sell or otherwise distribute a localized Chinese version in the Territory to any third party during the Term of this Agreement. Licensee agrees not to distribute, produce or otherwise be involved in the distribution or production of any service or product similar to the Localized Product during the Term.

SECTION 9. ACCOUNTING AND STATEMENTS

         (a) True and correct accounts concerning the Localized version of the Original Software shall be kept by Licensee and maintained at the head office of Licensee. A monthly statement of all the said accounts will be mailed to Owner within thirty (30) days after the end date of each month, and all money due under this Agreement shall be paid to Owner within forty-five (45) days after Owner mails the invoice to Licensee. All such statements shall be binding on Owner after three (3) years from the date such statements are received unless Owner specifically objects in writing.

         (b) Not more than once in each one year period, Owner or its representative shall have the rights, during regular business hours, to audit Licensee's books, records, vouchers and agreements for and concerning the Localized Products for the relevant accounting period. If a discrepancy of 5% or more is revealed by such audit, Licensee shall bear any and all the costs of such audit, including without limitation, the fees and expenses of the auditor.

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SECTION 10. TERM

         The term of this Agreement (the "Term") shall be starting from the date of the execution hereof and for one (1) year from the commencement date of the distribution of the Localized Product in the Territory. Unless either party sends a written notice to the other party stating that it does not want to renew this Agreement within forty-five (45) days prior to expiration of this Agreement will be automatically extended for a further term of one (1) year.

SECTION 11. ENFORCEMENT OF COPYRIGHT

         Licensee agrees to cooperate with Owner to enforce and protect in the Territory all of the rights to the Original Software and Localized Product under this Agreement, and if necessary, to join Owner and such others in any suit or proceeding concerning the enforcement of such rights.

SECTION 12. TERMINATION

         (a) Event of Default. Owner shall have the right to terminate this Agreement on the occurrence of the following events: (i) Licensee fails to deliver to Owner statements of account or to make royalty payments when due and fails thereafter to cure such default within thirty (30) days after receipt of Owner's written notice; or (ii) commits any other material breach and fails to cure that breach within thirty (30) days of Owner's written notice to cure; or
(iii) Licensee ceases or terminates its business, or its marketing of the Localized Product and fails to cure within thirty (30) days after receipt of notice, or suffers bankruptcy, whether voluntarily or involuntarily, or any other reorganization, or an arrangement is made on behalf of Licensee's creditors. Licensee shall have the right to terminate this Agreement in the event that (i) Owner commits any other material breach and fails to cure that breach within thirty (30) days of Licensee's written notice to cure; or (ii) Owner ceases or terminates its business, or its marketing of the Original Software and fails to cure within thirty (30) days after receipt of notice, or suffers bankruptcy, whether voluntarily or involuntarily, or any other reorganization, or an arrangement is made on behalf of Owner's creditors.

         (b) Reversion. On the expiration of the Term or other termination of this Agreement, all rights relating to the Original Software granted to Licensee under this Agreement shall terminate; all rights related to the Original Software shall revert to Owner without further notice, free and clear of any claims by Licensee. Owner shall have no claim relating to the Localized Product.

         (c) Post-Termination. On the expiration of the Term or other termination of this Agreement, Licensee shall forthwith terminate the distribution of the Original Software and recall from the market any and all the promotional materials of the Original Software within sixty (60) days.

SECTION 13. ASSIGNMENT

         This Agreement or any of the rights granted hereunder cannot be assigned by the either of parties to any party without the prior written consent of the other party, or sublicensed by Licensee to any party without the prior written consent of Owner, except to another entity the majority of which is owned and controlled by Licensee or to a third party to whom Licensee has

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transferred all or substantially all of its stock or assets, or with which
Licensee has merged, provided such entity or third party assumes in writing the full obligations and responsibilities of Licensee to Owner under this Agreement.

SECTION 14. GENERAL

         (a) This Agreement shall be binding on the respective parties, their successors and assigns; and shall be governed by and interpreted in accordance with the laws of Japan, and both parties agree to be subject to the personal jurisdiction of the courts of that jurisdiction. Any legal action arising under or relating to this Agreement must be instituted at the Tokyo District Court.

         (b) If any of the provisions of this Agreement shall be declared by a court of competent jurisdiction to be contrary to law or otherwise invalid or unenforceable, the other provisions shall remain in full force and effect.

         (c) A waiver by either party of any term or provision of this Agreement shall not be deemed to be construed a waiver of that or other terms or conditions in the future.

         (d) All remedies, rights, undertakings and obligations in this Agreement shall be cumulative and none of them shall be in limitation of any other remedies, undertaking or obligations. The Licensee's total cumulative liability for all claims whatsoever arising out of or in connection with this Agreement shall in no event exceed One Million and Five Hundred Thousand Yen (1,500,000 Yen).

         (e) This Agreement contains all the understandings, oral and written, of the parties and merges all previous discussions and agreements. It shall only be amended or modified in writing signed by the duly representative(s) of the parties.

         (f) If any legal action, arbitration, or any other proceeding is brought for the interpretation or enforcement of this Agreement because of any alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorney's and accounting fees and costs incurred in such proceeding, together with any other relief to which the prevailing party may be found by a competent court to be entitled to.

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         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first below written.

Owner:
Index Corporation

By: /S/Yoshina Ogawa
    ----------------------------
    Yoshimi Ogawa, President/COO

Licensee:
Linktone Limited

By: /S/Raymond Yang
    ----------------------------
    Raymond Yang, CEO

August 9th, 2003

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                                     ANNEX I

L        Star Diver

2.       Legend of Ninja

3.       Magical Shooting

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